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                                                                    Exhibit 10.3

                     Contract of Sale and License Agreement

This Contract of Sale and License Agreement ("Agreement") is made 10/19/99, between Real Time Strategies, Inc. d/b/a RTS Wireless, a New York Corporation with offices at 51 East Bethpage Road, Plainview, New York 11803 ("RTS") and America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166.

1. Definitions. Capitalized terms used in this Agreement shall be defined as set forth in this Section 1 or as expressly set forth elsewhere in this Agreement.

      a. "Acceptance" shall mean the earlier of (i) when AOL determines to its reasonable satisfaction that the Goods are installed and materially conform to the product standards specified in Section 2, and (ii) when AOL makes commercial use of the Goods; provided, however, that use of the Goods for internal and beta testing purposes shall not be considered "commercial use."

      b. "Affiliates" shall mean an agent, distributor, or franchisee of AOL, or an entity in which AOL owns, directly or indirectly, at least a nineteen percent (19%) equity interest.

      c. "Annual Support Plan" shall mean the RTS Wireless Customer Care Program Support Plan Agreement between the parties executed herewith.

      d. "Goods" shall mean the Hardware and Software.

      e. "Hardware" shall mean the server equipment as set forth in Appendices A and B.

      f. [DELETION]

      g. "Software" shall mean the RTS Software and the Third Party Software.

      h. "Third Party Software" shall mean the third party software sublicensed by RTS to AOL as set forth in Appendices A and B..

2. Deliverables. RTS shall provide AOL with the Goods and training relating thereto, as follows:

      a. Hardware. From time to time, AOL and its Affiliates may, in their sole discretion, place one or more written orders for Hardware to RTS. RTS agrees to sell such Hardware to AOL and its Affiliates in accordance with the terms and conditions of this Agreement.

      b. [DELETION]

      c. Training. During the term of this Agreement, and provided that an Annual Support Plan is in effect, RTS shall provide AOL (and/or its designated contractors or Affiliates) with three (3) days of training per year, at a time and location to be reasonably determined by AOL, about the configuration, installation, maintenance and use of the Goods provided under this Agreement. Such training shall be reasonably sufficient to

------------
Certain information included in this document has been deleted pursuant to a request filed with the Securities and Exchange Commission to treat such information as confidential under Rule 406 promulgated under the Securities Act of 1933, as amended.

      permit AOL to properly configure, install, maintain and use the Software with the Hardware and equivalent equipment. AOL shall reimburse RTS for actual travel and living expenses reasonably incurred in connection with such training, subject to AOL's prior written approval.

3. Installation. The initial installation of Goods shall consist of the configuration and installation of Software for two Alerting Servers, two Voice Servers and one Database Server Cluster, as set forth in Appendix B (collectively, the "Initial Software"). For amounts payable under Section 5(c), RTS shall configure and install the Initial Software on the Hardware or equivalent equipment independently obtained by AOL, such that the installed system conforms with the specifications and performance standards in RTS's proposal and quotation set forth in Appendix B, and such other specifications and testing standards as are mutually agreed upon by the parties. AOL shall reimburse RTS for actual travel and living expenses reasonably incurred in connection with installation services, subject to AOL's prior written approval. Upon AOL's written request, RTS shall perform configuration and installation of subsequent deliveries of Goods, in accordance with a fee schedule to be mutually agreed upon by the parties.

4. Title/Risk of Loss. Goods shall be delivered F.O.B. Plainview, NY. All costs associated with shipping which include but are not limited to freight, handling, insurance, taxes and duties, will be prepaid by RTS and added to the invoice amount. Unless specified on each order, shipments will be wherever possible via FedEx economy service.

5. Payment. All payments hereunder shall be made to RTS Wireless, 51 East Bethpage Road, Plainview, New York 11803.

      a. Hardware and Third Party Software. Payment for Hardware and Third Party Software shall be made in accordance with the prices listed in Appendix A as follows:

            (i) [DELETION] within thirty (30) days after contract execution by both parties (for the initial order of Goods), and thirty (30) days after placement of a written order by AOL (for subsequent orders of Goods);

            (ii) [DELETION] within thirty (30) days after (A) installation and Acceptance of the Goods, if RTS is performing installation services; provided, however, that in the event installation is delayed more than ten (10) days after delivery of the Goods to AOL for reasons entirely within AOL's reasonable control, then this payment shall be made within forty (40) days after delivery; and (B) delivery of the Goods, if RTS is not performing installation services.

      b. RTS Software. Payment for RTS Software shall be as follows:

            (i) [DELETION], payable within thirty (30) days after execution of this Agreement by both parties;

            (ii) [DELETION], payable within thirty (30) days after installation by RTS and Acceptance by AOL of the Initial Software;

            (iii) [DELETION], payable within thirty (30) days after [DELETION];

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            (iv) [DELETION], payable within thirty (30) days after [DELETION].

      c. Installation. AOL shall pay [DELETION] within thirty (30) days after installation by RTS of the Initial Cluster, as set forth in Section 2.

      d. Support. AOL shall pay the first year of support fees under the Annual Support Plan contemporaneously with payments due under Section 5(b)(ii).

If AOL should fail to make any payments in accordance with this Section 5, RTS shall provide written notification to AOL of such late payment. If AOL does not make payment to RTS within thirty (30) days following such notice, RTS at its option may treat AOL's failure to pay as a material breach of this Agreement, and may terminate this Agreement and/or seek legal remedies. Termination shall not have any effect on AOL's existing rights to Hardware already purchased and Software already licensed hereunder, which shall survive termination.

6. Delivery. Timeframe for delivery of Goods shall be as reasonably specified by AOL after consultation with RTS. RTS shall use commercially reasonable efforts to deliver the Software to AOL by electronic means, such as through an ftp site. RTS is responsible for proper packaging so the Goods will arrive at the destination without damage.

7. Payment of Taxes. AOL agrees to pay all taxes of every description, federal, state, and municipal, that arise as a result of this sale, excluding income taxes.

8. Warranties.

      a. Performance. RTS warrants that all Goods shall be free of defects in material and workmanship and shall conform to the details set forth in the proposal and quotation which is attached to this agreement as Appendix B. RTS will repair or replace any non-conforming Goods in accordance with the Annual Support Plan. The limited warranty does not apply if the non-conformity is due to alteration, neglect, misuse, or abuse by customer; if repairs have been attempted by anyone other than RTS or a party authorized by RTS; or if the non-conformity is caused by accident, acts of God, or other causes beyond the reasonable control of RTS and its licensors.

      b. Year 2000. RTS warrants that without any requirement for any human intervention whatsoever (i) the overall operation, functions and performance of the Goods will be unaffected in any way by any date data, date setting, date value, date input or other date related data and any combination thereof (collectively with records using such data, the "Date Data"), whether falling on, after or before September 9, 1999, December 31, 1999 or January 1, 2000 (collectively, the "Millennium Dates"); (ii) the Goods will correctly and accurately store, define, merge, archive, display, recognize, return, manage, extract, support, calculate, compare, manipulate, sort, accept, sequence, present and conduct any other operation or process on, any Date Data, will not abnormally end as a result of Date Data, and will move backwards and forwards across Date Data without error relating to or occasioned by Date Data; and (iii) the Goods shall correctly accommodate same century and multi-century formulas in data calculations, shall process two digit century Date Data in a manner that correctly resolves any ambiguities as to

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      intended century date and shall correctly reflect each century in Date
      Data values and Date Data interface values.

      c. Authority and Rights. RTS represents and warrants that it has the authority and all rights necessary to grant the rights and licenses and to fulfill the obligations set forth in this Agreement. In the event of any breach or threatened breach of the foregoing representation and warranty with respect to the Goods, AOL's sole remedy shall be to require RTS to either: i) procure, at RTS' expense, the right to use the Goods in accordance with this Agreement, or ii) replace the Goods or any part thereof that is in breach, such replacement to be with Goods of comparable functionality that does not cause any breach. AOL represents and warrants that it has the authority and power necessary to carry out its obligations under this Agreement.

      d. Disclaimer. RTS makes no warranties, expressed or implied, except as specifically stated above. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      e. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS, OR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY NATURE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      f. Indemnity. RTS agrees to defend, indemnify, hold harmless, and protect AOL, its affiliates, successors, assignees, customers, and users from any and all claims, demands, suits at law or equity, and all expenses including attorney's fees, involving infringement or alleged infringement of any patent, trademark, or copyright resulting from the purchase, use, or sale of the Goods.

9. [DELETION]

10. Force Majeure. If performance of this Agreement or any obligation under this Agreement is prevented, restricted, or interfered with by causes beyond either party's reasonable control ("Force Majeure"), and if the party unable to carry out its obligations gives the other party prompt written notice of such event, then the obligations of the party invoking this provision shall be suspended to the extent necessary by such event. The term Force Majeure shall include, without limitation, acts of God, fire, explosion, vandalism, storm or other similar occurrence, orders or acts of military or civil authority, or by national emergencies, insurrections, riots, wars, supplier failures, shortages, breach, or delays.

The excused party shall use reasonable efforts under the circumstances to avoid or remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes are removed or ceased. An act or omission shall be deemed within the reasonable control of a party if committed, omitted, or caused by such party, or its employees, officers, agents, or affiliates.

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11. Dispute Resolution. In the event of any dispute or controversy arising out of or relating to this Agreement, the parties agree to exercise their best efforts to resolve the dispute as soon as possible. The parties shall, without delay, continue to perform their respective obligations under this Agreement which are not affected by the dispute. To invoke the dispute resolution process set forth in this Section 11, the invoking party shall give to the other party written notice of its decision to do so, including a description of the issues subject to the dispute and a proposed resolution thereof. Designated representatives of both parties shall attempt to resolve the dispute within five
(5) working days after such notice. If those designated representative cannot resolve the dispute, the parties shall meet at a mutually agreeable location and describe the dispute and their respective proposals for resolution to a senior executive of AOL and the President of RTS, who shall act in good faith to resolve the dispute.

12. Confidentiality. Both parties acknowledge that during the course of this Agreement, each may obtain confidential information regarding the other party's business. Such information shall be marked or otherwise identified to be confidential at the time of the disclosure. Both parties agree to treat all such information and the terms of this Agreement as confidential and to take all reasonable precautions against disclosure of such information to unauthorized third parties during and after the term of this Agreement. Upon request by a disclosing party, all documents relating to the confidential information will be returned to such disclosing party. The confidentiality obligations set forth in this Agreement do not apply with respect to information that (i) was in the receiving party's possession before receipt from the disclosing party; (ii) is or becomes a matter of public knowledge through no fault of the receiving party;
(iii) is rightfully received by the receiving party from a third party without a duty of confidentiality; (ii) is disclosed by the disclosing party to a third party without a duty of confidentiality on the third party; (v) is independently developed by the receiving party; (vi) is disclosed under compulsion of law, except that the receiving party will disclose only such information as is legally required and will use reasonable efforts to obtain confidential treatment for any confidential information that is so disclosed; or (vii) is disclosed by the receiving party with the disclosing party's prior written approval.

13. Publicity. RTS shall not make any public statement or press announcement concerning this Agreement or AOL without AOL's prior written consent.

14. Assignment. Neither party shall assign or subcontract its rights and duties under this Agreement without the prior written consent of the other party, given that consent will not be unreasonably withheld.

15. Entire Agreement. This Agreement, including Appendices A and B and the Annual Support Plan, contains the entire agreement of the parties with respect to the subject matter contained herein, and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

16. Amendment. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.


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17. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, then such provision shall be replaced with a valid provision that most closely approximates the economic effect and intent of the invalid provision, and the Agreement shall be deemed to be written, construed, and enforced as so limited.

18. Waiver of Contractual Right. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

19. Applicable Law. This Agreement shall be governed by the laws of the State of New York, without reference to its conflicts of laws provisions.

Real Time Strategies, Inc. d/b/a RTS Wireless

By: /s/ Spencer Kravita
        ---------------------------------------------------

Title: Executive Vice President and Chief Financial Officer


America Online, Inc.

By: /s/ David Colbwin
        ---------------------------------------------------


Title: President, Business Affairs


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                                   Appendix A
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                                   [DELETION]


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                                   Appendix B
                                   ----------
                                   [DELETION]